Exhibit 1

Execution Version

OMNIBUS GUARANTY AND SECURITY AGREEMENT

among

each of the entities from time to time party hereto

as a Guarantor,

each of the entities from time to time party hereto

as a Grantor

and

BANK OF AMERICA, N.A.,

BANK OF MONTREAL,

DEUTSCHE BANK AG NEW YORK BRANCH

M&T BANK

and

MORGAN STANLEY PRIVATE BANK, NATIONAL ASSOCIATION,

as Lenders and Secured Parties

and

BANK OF AMERICA, N.A.,

as Administrative Agent

dated as of

July 10, 2023

i

ii

SCHEDULES

Schedule 1 – Initial Grantors

Schedule 2 – Initial Guarantors

Schedule 4.06 – Grantor Information

Schedule 4.08 – Restrictions on Transfer

Schedule 4.09 – Other Financing Statements

Schedule 4.11 – Pledged Collateral

EXHIBITS

Exhibit A – Form of Guaranty and Security Agreement Supplement

iii

OMNIBUS GUARANTY AND SECURITY AGREEMENT

THIS OMNIBUS GUARANTY AND SECURITY AGREEMENT, dated as of July 10, 2023 (as amended, restated, amended and restated, modified and supplemented from time to time, this “Agreement”) is entered into by and among each Person signatory hereto as a Guarantor (each an “Initial Guarantor”, and collectively the “Initial Guarantors”), Carl C. Icahn (the “Borrower”) and each Person signatory hereto as a Grantor (each an “Initial Grantor”, and collectively the “Initial Grantors”), each additional Guarantor and additional Grantor who from time to time become a party hereto, each Lender (defined below), and Bank of America, N.A., in its capacity as Administrative Agent (each of the Lenders and the Administrative Agent, a “Secured Party”, and collectively, the “Secured Parties”).

RECITALS

The Borrower and Bank of America, N.A. (“BofA”), as lender, entered into that certain Ninth Amended and Restated Loan Agreement and Modification of Certain Loan Documents, dated as of April 1, 2011, and that certain Twelfth Amended Note made by Borrower in favor of Lender, dated May 1, 2023 (in each case, as amended, amended and restated, supplemented or otherwise modified in writing from time to time prior to the Effective Date (as defined below), collectively, the “BofA Existing Credit Agreement”).

The Borrower, Bank of Montreal (“BMO”), as lender and the other parties party thereto, entered into that certain Loan Agreement dated February 25, 2019, as amended by a first amendment to loan agreement dated December 20, 2019 and a second amendment to credit agreement dated March 29, 2021 (as amended, amended and restated, supplemented or otherwise modified in writing from time to time prior to the Effective Date, the “BMO Existing Credit Agreement”).

Gascon Partners, as borrower, and Deutsche Bank AG New York Branch (as successor by assignment to Deutsche Bank Trust Company Americas (“DB”)), as lender, entered into that certain Seventh Amended and Restated Term Promissory Note, dated as of April 9, 2021 (as amended, amended and restated, supplemented or otherwise modified in writing from time to time prior to the Effective Date, the “DB Existing Credit Agreement”).

The Borrower and M&T Bank (“M&T”), as lender and collateral agent, entered into that certain Loan Agreement dated as of September 30, 2015, as amended by Amendment No. 1 dated as of September 30, 2016, Amendment No. 2 dated as of June 30, 2017, Amendment No. 3 dated as of August 16, 2017, Amendment No. 4 dated as of June 27, 2018, Amendment No. 5 dated as of December 5, 2018, Amendment No. 6 dated as of December 18, 2019, Amendment No. 7 dated as of April 9, 2021 (as amended, amended and restated, supplemented or otherwise modified in writing from time to time prior to the Effective Date, the “M&T Existing Credit Agreement”).

The Borrower and Morgan Stanley Private Bank, National Association (“MS”), as lender, entered into that certain Line of Credit Agreement dated as of September 14, 2011 (as amended, amended and restated, supplemented or otherwise modified in writing from time to time prior to the Effective Date, the “MS Existing Credit Agreement”, and together with the BofA Existing Credit Agreement, the BMO Existing Credit Agreement, the DB Existing Credit Agreement and the M&T Existing Credit Agreement, the “Existing Credit Agreements”).

The Borrower, each Guarantor, each Grantor, the other “Loan Parties” named therein, each of BofA, BMO, DB, M&T and MS (each a “Lender” and collectively the “Lenders”)) and BofA, as administrative agent (the “Administrative Agent”) entered into an amendment and restatement agreement (the “ARA”), dated as of the date hereof, which amends and restates each Existing Credit Agreement in its entirety (as amended and restated, the “Amended and Restated Credit Agreement”), on the terms and provisions provided for therein.

Each of the Guarantors and the Grantors will receive substantial direct and indirect benefits from the execution, delivery and performance of the obligations under the ARA, the Amended and Restated Credit Agreement and the other Loan Documents, and is, therefore, willing to enter into this Agreement.

Each Guarantor has, in connection with the execution and delivery of the ARA, agreed to unconditionally guarantee the Obligations (as defined in the Amended and Restated Credit Agreement) (the “Obligations”) on the terms and conditions set forth herein.

To secure the payment and performance of all of the Obligations, each Grantor has, in connection with the execution and delivery of the ARA, agreed to unconditionally grant security interests in the Collateral (as hereafter defined) to each Secured Party.

It is a condition to the agreement of the Lenders to enter into the ARA and continue the Term Loans under the Amended and Restated Credit Agreement, that each Guarantor and each Grantor execute and deliver the applicable Loan Documents, including this Agreement.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Guarantor, each Grantor and each Secured Party hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01           Definitions.

(a)             Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the ARA and the Amended and Restated Credit Agreement. All capitalized terms defined in the UCC (as defined herein) and not defined in this Agreement have the meanings specified therein. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(b)            The rules of construction specified in Section 1.02 of the Amended and Restated Credit Agreement also apply to this Agreement.

(c)            The following terms shall have the following meanings:

“Account Collateral” has the meaning set forth in Section 2.01(f).

“Agreement” has the meaning set forth in the Preamble hereof.

“Amended and Restated Credit Agreement” has the meaning set forth in the Preamble hereof.

“ARA” has the meaning set forth in the Preamble hereof.

“BMO Priority Collateral” means all property of the Grantors from time to time subject to a First Priority Lien granted to BMO under (a) the BMO Security Documents other than Section 2.01 of this Agreement and (b) any Guaranty and Security Agreement Supplement, in each case, excluding property previously released by BMO from its liens and security interests prior to the Effective Date.

“BofA Priority Collateral” means all property of the Grantors from time to time subject to a First Priority Lien granted to BofA under (a) the BofA Security Documents other than (i) that certain Fourth Amended and Restated Security Agreement dated as of March 31, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) by and between the Borrower and BofA, as secured party, (ii) that certain Fourth Amended and Restated Security Agreement dated as of March 31, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time) by and between Gail Golden and BofA, as secured party, and (iii) Section 2.01 of this Agreement and (b) any Guaranty and Security Agreement Supplement, in each case, excluding property previously released by BofA from its liens and security interests prior to the Effective Date.

“Borrower” has the meaning set forth in the Preamble hereof.

“Collateral” has the meaning set forth in Section 2.01.

“Control” means (i) with respect to the Pledged Collateral Accounts, “control,” within the meaning of Section 9-104 of the UCC, (ii) with respect to any Securities Account or Security Entitlement, control within the meaning of Section 9-106 of the UCC, (iii) with respect to any Uncertificated Security, control within the meaning of Section 8-106(c) of the UCC, and (iv) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC.

“DB Priority Collateral” means all property of the Grantors from time to time subject to a First Priority Lien granted to DB under (a) the DB Security Documents other than Section 2.01 of this Agreement and (b) any Guaranty and Security Agreement Supplement, in each case, excluding property previously released by DB from its liens and security interests prior to the Effective Date.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to this Agreement, such Lien is the most senior lien to which such Collateral is subject (subject only to statutory and non-consensual Liens permitted under the Amended and Restated Agreement and the other Collateral Documents (other than this Agreement)).

“Grantors” means, collectively, the Initial Grantors and any Person that grants a Lien over its property to secure the Secured Obligations by executing and delivering a Guaranty and Security Agreement Supplement pursuant to Section 8.16.

“Guarantors” means, collectively, the Initial Guarantors and any Person that guarantees the Secured Obligations by executing and delivering a Guaranty and Security Agreement Supplement pursuant to Section 8.16.

“IEP” means Icahn Enterprises, L.P., a Delaware limited partnership.

“IEP Units” means the depositary units of IEP.

“Initial Grantor” has the meaning set forth in the Preamble hereof. The Initial Grantors shall be listed in Schedule 1 hereto.

“Initial Guarantor” has the meaning set forth in the Preamble hereof. The Initial Guarantors shall be listed in Schedule 2 hereto.

“IPLP” means Icahn Partners LP, a Delaware limited partnership.

“IPLP Interests” means all right, title and interest in and to IPLP held by any Loan Party, including without limitation all rights and benefits accruing pursuant to and under the IPMF II Partnership Agreement as a result of IPMF II’s merger with and into IPLP.

“IPMF” means Icahn Partners Master Fund LP, a Delaware limited partnership

“IPMF Interests” means all right, title and interest in and to IPMF held by any Loan Party.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, easement, right-of-way or other encumbrance on title to real property, lien (statutory or other), charge or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“M&T Priority Collateral” means all property of the Grantors from time to time subject to a First Priority Lien granted to M&T under (a) the M&T Security Documents other than Section 2.01 of this Agreement and (b) any Guaranty and Security Agreement Supplement, in each case, excluding property previously released by M&T from its liens and security interests prior to the Effective Date.

“MS Priority Collateral” means all property of the Grantors from time to time subject to a First Priority Lien granted to MS under (a) the MS Security Documents other than Section 2.01 of this Agreement and (b) any Guaranty and Security Agreement Supplement, in each case, excluding property previously released by MS from its liens and security interests prior to the Effective Date.

“Pledged Collateral” means all Collateral other than the Account Collateral.

“Pledged Collateral Accounts” means account numbers [*****] (CCI IEP Distributions Account), [*****] (CCI Redemption Account) and [*****] (CCI Excess Account) of the Borrower maintained with the Administrative Agent, together with any successor accounts held by the Administrative Agent in the name of the Borrower or for the benefit of the Borrower and all successor and replacement accounts, regardless of the numbers of such accounts or the offices at which such accounts are maintained.

“Pledged IEP Units” means, at any time, all IEP Units then subject to a Lien in favor of one or more of the Secured Parties to secure the Secured Obligations.

“PPSA” means the Personal Property Security Act (Ontario) and the regulations thereunder; provided, however, if validity, perfection and effect of perfection and non-perfection of a Secured Party’s Lien on any applicable Collateral are governed by the personal property security laws of any Canadian jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code of Quebec) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Priority Collateral” means, with respect to any Secured Party, the Pledged Collateral granted in favor of such Secured Party secured by a First Priority Lien granted in favor of such Secured Party pursuant to its Collateral Documents other than this Agreement.

“Priority Lien” means, with respect to the Lien over the Pledged Collateral granted in favor of any Secured Party pursuant to this Agreement, the First Priority Lien granted in favor of any other Secured Party pursuant to such Secured Party’s Collateral Documents other than this Agreement.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors and representatives of it and its Affiliates.

“Secured Obligations” has the meaning set forth in Section 2.01.

“Secured Party” has the meaning set forth in the Preamble hereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the perfection or priority of any Secured Party’s security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.

Section 1.02           Interpretation. All references in this Agreement to Sections are references to Sections of this Agreement unless otherwise specified.

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.01           Grant of Security Interest. As collateral security for the payment and performance in full of all the Obligations, the indebtedness and liabilities of the undersigned, now or hereafter existing under the Guaranty and any other document, instrument and agreement executed by the undersigned in connection with the Guaranty (such obligations, indebtedness and liabilities, collectively, the “Secured Obligations”), each Grantor (and, in the case of the Account Collateral (as defined below), the Borrower) hereby pledges to each Secured Party, and grants to each Secured Party a Lien on and security interest in and to, all of the right, title and interest of such Grantor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):

(a)	in the case of BofA:

(i)	the BMO Priority Collateral;

(ii)	the DB Priority Collateral;

(iii)	the M&T Priority Collateral; and

(iv)	the MS Priority Collateral;

(b)	in the case of BMO:

(i)	the BofA Priority Collateral;

(ii)	the DB Priority Collateral;

(iii)	the M&T Priority Collateral; and

(iv)	the MS Priority Collateral;

(c)	in the case of DB:

(i)	the BofA Priority Collateral;

(ii)	the BMO Priority Collateral;

(iii)	the M&T Priority Collateral; and

(iv)	the MS Priority Collateral;

(d)	in the case of M&T:

(i)	the BofA Priority Collateral;

(ii)	the BMO Priority Collateral;

(iii)	the DB Priority Collateral; and

(iv)	the MS Priority Collateral;

(e)	in the case of MS:

(i)	the BofA Priority Collateral;

(ii)	the BMO Priority Collateral;

(iii)	the DB Priority Collateral; and

(iv)	the M&T Priority Collateral;

(f)             in the case of BofA as Administrative Agent and as bailee and agent for perfection (including by Control) for the benefit of itself and the other Secured Parties, the Pledged Collateral Accounts and all cash, Money, Securities and other investments therein, and all Security Entitlements in respect thereof (the “Account Collateral”);

(g)            all books and records pertaining to the Collateral; and

(h)            to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all Supporting Obligations, collateral security and guarantees given by any Person with respect to any of the foregoing.

The grant by each Grantor of a security interest over such Grantor’s Collateral pursuant to this Section 2.01 (other than the Account Collateral and any related Collateral under Section 2.01(g) and (h)) shall in each case be subject to the prior grant by such Grantor of a First Priority Lien to BofA, in the case of the BofA Priority Collateral, BMO, in the case of the BMO Priority Collateral, DB, in the case of the DB Priority Collateral, M&T, in the case of the M&T Priority Collateral, and MS, in the case of the MS Priority Collateral, as the case may be. Each party hereto agrees that, in the case of each Lender, the grant of any Liens securing the Priority Collateral of an individual Lender pursuant to the Collateral Documents (other than this Agreement) between the Grantors and that individual Lender shall not be deemed in any way modified or released by this Agreement and that such Liens on Priority Collateral granted pursuant to such Collateral Documents shall continue to be solely for the benefit of that individual Lender.

Section 2.02             Filings.

(a)               Each Grantor hereby irrevocably authorizes each Secured Party at any time and from time to time to file in any relevant jurisdiction any financing statements, amendments and continuation statements thereto that contain the information required by Article 9 of the UCC or the PPSA of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including (i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (ii) any financing or continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the security interest granted by such Grantor hereunder, without the signature of such Grantor where permitted by law, including, in the case of Koala Sub A LLC, Koala Sub B, LLC, Koala Sub C LLC, Koala Sub D LLC and Koala Sub E LLC, the filing of a financing statement describing the Collateral of such Grantor as “all assets now owned or hereafter acquired by the Grantor or in which the Grantor otherwise has rights” or equivalent. Each Grantor agrees to provide all information described in the immediately preceding sentence to any Secured Party promptly upon request by such Secured Party.

(b)               Each Grantor hereby ratifies its authorization for each Secured Party to have filed in any relevant jurisdiction any initial financing statements or amendments thereto relating to the Collateral.

ARTICLE III

PERFECTION AND FURTHER ASSURANCES

Section 3.01             Maintenance of Perfected Security Interest.

(a)               Each Grantor represents and warrants that on the date hereof all financing statements, agreements, instruments, hedge fund consents and agreements and other documents necessary to perfect the security interest granted by it to the Secured Parties in respect of the Collateral have been delivered to the Secured Parties in completed and, to the extent necessary or appropriate, duly executed form for filing with the Office of the Secretary of State of the State of Delaware, the Office of the Department of State of the State of New York, the Florida Secured Transactions Registry or any other applicable governmental, municipal or other office (each, a “Filing Office”) to the extent necessary to perfect the security interest granted hereby. Each Grantor agrees that at its sole cost and expense, such Grantor will maintain the security interest created by this Agreement in the Collateral as a perfected First Priority security interest (subject, only in the case of the Pledged Collateral, only to Priority Liens).

(b)               Each Lender hereby agrees to act as gratuitous bailee and gratuitous agent for perfection (including by Control) with respect to its Priority Collateral on behalf of itself and the other Secured Parties solely for purposes of perfecting the Lien over its Priority Collateral granted to the other Secured Parties by this Agreement, and each Secured Party agrees that any Secured Party acting as gratuitous bailee and gratuitous agent hereunder is not acting as collateral agent for or on behalf of itself or any Secured Party.

Section 3.02             Pledged Collateral Accounts; Other Actions for Perfection.

(a)               The Borrower and each Secured Party hereby intend that this Agreement establish Control of each Pledged Collateral Account for purposes of perfecting the Administrative Agent’s security interest in each Pledged Collateral Account pursuant to Articles 8 and 9 of the UCC and the PPSA. The Borrower and each Secured Party agrees that the Administrative Agent shall comply with all written instructions originated by the Secured Parties in accordance with and subject to the Amended and Restated Credit Agreement, including withdrawal directions and entitlement orders, without further consent or direction from the Borrower. The Borrower and Grantors agree that, except for Permitted Expenses and actions pursuant to a Notice of Loan Payment, a Notice of Loan Prepayment, or a Release Notice that in each case has been confirmed or consented to (or deemed confirmed or consented to) by the Lenders in accordance with the Amended and Restated Credit Agreement, they shall have no right to issue withdrawal, payment, transfer, delivery, disposition or other instructions or any other right or ability to control, access, pick up, withdraw or transfer, deliver or dispose of funds or other Collateral from each Pledged Collateral Account without the Secured Parties’ and the Administrative Agent’s prior written consent with respect thereto in accordance with the Loan Documents. The Borrower shall not grant Control of any Pledged Collateral Account to any Person other than the Administrative Agent.

(b)               The Borrower and each Grantor of Pledged Collateral shall direct and cause IEP, IPLP and IPMF and each of their applicable custodians, securities intermediaries, paying agents and buyers, to at all times remit and transfer all IEP Cash Dividends and distributions and proceeds (including from liquidation, redemption or sale) on all such Pledged Collateral directly into the CCI IEP Distributions Account (in the case of IEP Cash Dividends) or the CCI Redemption Account (in the case of all other distributions and proceeds) to be applied in accordance with the Amended and Restated Credit Agreement. This Section 3.02(b) shall apply notwithstanding any provision to the contrary included in any Hedge Fund consent or Loan Document (or related payment instruction or direction) entered into by a Lender with respect to its Priority Collateral.

(c)               Each Grantor of Pledged Collateral consisting of limited liability company membership interests in a Koala Sub SPV represents and warrants that all certificates representing or evidencing such Pledged Collateral in existence on the date hereof have been delivered to the applicable Secured Party holding such limited liability company membership interests as Priority Collateral in suitable form for transfer by delivery or accompanied by duly executed undated instruments of transfer or assignment in blank and that (assuming continuing possession by such Secured Party of any such Pledged Collateral), such Secured Party has a perfected First Priority security interest therein. Each Grantor of Pledged Collateral represents and warrants that each Secured Party has a perfected security interest in all uncertificated Pledged Collateral pledged by it hereunder that are in existence on the date hereof.

Section 3.03             Further Assurances. Each Grantor shall take such further actions, and execute and/or deliver to any Secured Party such additional financing statements, amendments, assignments, agreements, supplements, powers, instruments, issuer letters and hedge fund consents and agreements, as such Secured Party may in its judgment deem necessary or appropriate in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted in the Collateral as provided herein and the rights and interests granted to such Secured Party hereunder, and enable such Secured Party to exercise and enforce its rights, powers and remedies hereunder with respect to any Collateral, including, without limitation, the filing of any financing statements, continuation statements and other documents under the UCC or the PPSA (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby, all in form satisfactory to the applicable Secured Party and in such offices wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Collateral as provided herein and to preserve the other rights and interests granted to such Secured Party hereunder, as against third parties, with respect to the Collateral. If an Event of Default has occurred and is continuing, to the extent permitted under the Amended and Restated Credit Agreement and the Intercreditor/Agreement Among Lenders, each Secured Party may institute and maintain, in its own name or in the name of the applicable Grantor, such suits and proceedings as such Secured Party may deem necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Collateral. All of the foregoing shall be at the sole cost and expense of the Grantors.

Section 3.04            Voting Rights on Pledged Collateral Consisting of IEP Units. Notwithstanding any provision of any Lender’s Collateral Documents relating to its Priority Collateral to the contrary, whether or not an Event of Default exists and is continuing, except with respect to any IEP Units that are sold or otherwise disposed or transferred in connection with a foreclosure action or an enforcement action by a Secured Party, the applicable Grantor shall retain all voting rights with respect to the IEP Units and shall have sole authority to exercise all voting and other consensual rights pertaining to the IEP Units (including, without limitation, the right to elect whether to receive distributions in cash or additional IEP Units); provided that in no event shall the Borrower or any Grantor or other Loan Party consent to, authorize or vote in favor of any action by IEP that has or may reasonably be expected to have an adverse impact on the IEP Units or any Secured Party’s interests therein.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Each Grantor and Guarantor represents, warrants, covenants and agrees as follows:

Section 4.01            Amended and Restated Credit Agreement Representations. Each of the representations and warranties made under Sections 5.02 (Existence; Qualification; Power and Authority), 5.03 (Authorization; No Contravention), 5.04 (Governmental Authorization; Other Consents) and 5.07 (Litigation) of the Amended and Restated Credit Agreement are incorporated by reference herein and shall be deemed made by or on behalf of each Grantor and Guarantor on the date of this Agreement for the benefit of all of the Secured Parties and on all dates on which such representations and warranties are made or deemed made in the Amended and Restated Credit Agreement mutatis mutandis.

Section 4.02            Collateral Document Representations. Each of the representations and warranties made by a Grantor under the Collateral Documents between such Grantor and the applicable Lender(s) are incorporated by reference herein and shall be deemed made by or on behalf of such Grantor for the benefit of all of the Secured Parties on the date of this Agreement and on all dates on which such representations and warranties are made or deemed made in each such Collateral Document mutatis mutandis.

Section 4.03            Incorporation of Terms and Continuation of Collateral Documents. Each of the terms, covenants and provisions of the Collateral Documents other than this Agreement (including, without limitation, terms, covenants and provisions pertaining to voting, consensual rights, transfer and distributions, but excluding in each case the granting clauses and terms, covenants and provisions permitting the applicable Grantor to request or instruct the release of Pledged Collateral prior to the indefeasible payment in full in cash of the Secured Obligations) are incorporated by reference herein and shall apply to the Pledged Collateral of each Lender other than its Priority Collateral mutatis mutandis. Notwithstanding any provision of any Collateral Document to the contrary, (a) each Lender shall be an express third-party beneficiary of the rights of the applicable Secured Party and the obligations of the applicable Grantor under each Collateral Document (and, with respect to IPLP and IPMF, each hedge fund consent and agreement) to which such Secured Party and such Grantor is a party and (b) upon the indefeasible payment in full in cash of the Secured Obligations of any Lender, each other Lender which still has Secured Obligations outstanding at such time shall be deemed to be the secured party, pledgee or grantee under each Collateral Document to which the repaid Lender was a party and shall be deemed to have assumed all of the rights of the repaid Lender thereunder and each such Collateral Document shall be deemed to continue in effect for the benefit of such remaining Lenders until all of the Secured Obligations have been indefeasibly paid in full in cash; provided, however that, subject in each case to the Amended and Restated Credit Agreement and the Intercreditor/Agreement Among Lenders, each Secured Party shall be solely responsible for administering its Priority Collateral pursuant to the applicable Collateral Documents to which it is a party and for complying with and enforcing the terms of its respective Collateral Documents.

Section 4.04            Due Execution and Delivery; Enforceability. This Agreement has been duly executed and delivered by such Grantor or Guarantor. This Agreement constitutes a legal, valid and binding obligation of such Grantor or Guarantor, enforceable against such Grantor or Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 4.05            Ownership of Property and No Other Liens. Each Grantor is the legal and equitable owner of the Collateral to be pledged by it hereunder, free and clear of all Liens, encumbrances, restrictions, setoffs, adverse claims, assessments, defaults, disputes, prepayments, defenses and conditions precedent other than in favor of the Secured Parties. Without limiting the foregoing, each Grantor is the sole and exclusive owner of the Collateral to be pledged by it hereunder and has good right, full power and lawful authority to pledge, mortgage, grant a security interest in and assign the same in the manner and in the form set forth herein and the Collateral is free and clear from all former and other grants, bargains, sales, assignments, transfers and encumbrances of whatever kind or nature whatsoever other than, in the case of the Pledged Collateral, the Priority Liens.

Section 4.06            Perfected Security Interest; Priority. This Agreement is effective to create in favor of each Secured Party, a legal, valid and enforceable security interest in the Collateral. In the case of the Pledged Collateral, when financing statements in appropriate form are filed in the relevant Filing Office specified in Schedule 3 and by virtue of each Lender holding its Lien in its Priority Collateral as gratuitous bailee and/or gratuitous agent for perfection (including by Control) for the benefit of each other Secured Party, and in the case of the Pledged Collection Accounts, upon the effectiveness of this Agreement, this Agreement shall constitute, and will at all times constitute, a fully perfected First Priority Lien (subject, in the case of the Pledged Collateral, only to Priority Liens) on, and security interest in, all rights, title and interest of the applicable Grantor in such Collateral and the Proceeds thereof, as security for the Secured Obligations.

Section 4.07            No Transfer of Collateral. No Grantor shall (and shall not cause anyone else to) sell, offer to sell, dispose of, convey, assign or otherwise transfer, or grant any option with respect to, restrict, or grant, create, permit or suffer to exist any Lien on, any of the Collateral pledged by it hereunder or any interest therein other than in accordance with the terms of the Amended and Restated Credit Agreement and the Intercreditor/Agreement Among Lenders.

Section 4.08            Claims Against Collateral. Each Grantor shall, at its own cost and expense, defend title to the Collateral and the First Priority security interest and Lien (subject, in the case of the Pledged Collateral, only to Priority Liens) granted to the Secured Parties with respect thereto against all claims and demands of all Persons at any time claiming any interest therein adverse to the Secured Parties other than Liens permitted under the Amended and Restated Credit Agreement. Except as expressly permitted by the Amended and Restated Credit Agreement or any other Loan Document, or as otherwise set forth on Schedule 4.08, there is no agreement to which a Grantor is a party, order, judgment or decree, and no Grantor shall enter into any agreement or take any other action, that could restrict the transferability of any of the Collateral or otherwise impair or conflict with such Grantor’s obligations or the rights of any Secured Party hereunder.

Section 4.09            Other Financing Statements. No Grantor has executed, filed, nor authorized any third party to file any financing statement or other instrument similar in effect covering all or any part of the Collateral or listing any Grantor as debtor in any recording office, except such as have been filed in favor of the Secured Parties pursuant to this Agreement or in favor of any Lender pursuant to its Priority Liens, except as set forth in Schedule 4.09.

No Grantor shall execute, authorize or permit to be filed in any recording office any financing statement or other instrument similar in effect covering all or any part of the Collateral or listing any Grantor as debtor with respect to all or any part of the Collateral, except financing statements and other instruments filed in respect of Liens in favor of the Secured Parties pursuant to this Agreement or in favor of any Lender pursuant to its Priority Liens.

Section 4.10            Changes in Name, Jurisdiction of Organization, Etc. On the date hereof, each Grantor’s type of organization, jurisdiction of organization, legal name, Federal Taxpayer Identification Number, organizational identification number, if any, and chief executive office or principal place of business are indicated next to its name in Schedule 3 hereof. Schedule 3 also lists all of each Grantor’s jurisdictions and types of organization, legal names and locations of chief executive office or principal place of business at any time during the four months preceding the date hereof, if different from those referred to in the preceding sentence.

No Grantor shall, except upon not less than 30 days’ prior written notice, or such lesser notice period agreed to by the Required Lenders, to the Secured Parties, and delivery to the Secured Parties of all additional financing statements, information and other documents reasonably requested by the Secured Parties to maintain the validity, perfection and priority of the security interests provided for herein:

(a)	change its legal name, identity, type of organization or corporate structure;

(b)	change the location of its chief executive office or its principal place of business;

(c)           change its Federal Taxpayer Identification Number or organizational identification number, if any; or

(d)           change its jurisdiction of organization (in each case, including by redomiciling, merging with or into any other entity, reorganizing, organizing, dissolving, liquidating, reincorporating or incorporating in any other jurisdiction).

Each Grantor shall, prior to any change described in the preceding sentence, take all actions requested by any Secured Party to maintain the perfection and priority of the security interest of such Secured Party in the Collateral intended to be granted hereunder.

Each Grantor (other than the Borrower) agrees to promptly provide the Secured Parties with certified Organization Documents reflecting any of the changes described in this Section 4.10.

Section 4.11             Pledged Collateral; Control by the Secured Parties.

(a)               Schedule 4.11 sets forth a complete and accurate list of all Pledged Collateral held by each Grantor and the amount thereof pledged to each Secured Party as of the date hereof. All information set forth herein, including the schedules annexed hereto, and all information contained in any documents, schedules and lists heretofore delivered to the Secured Parties, in connection with this Agreement, in each case, relating to the Collateral, is accurate and complete.

(b)               Each Secured Party shall at all times have sole dominion and Control of the Pledged Collateral secured by a First Priority Lien granted to such Secured Party and shall hold such Pledged Collateral as gratuitous bailee and/or gratuitous agent for perfection for the benefit of such Secured Party and each other Secured Party. Upon the occurrence and during the continuation of an Event of Default, each Secured Party shall, in addition to its other remedies and subject to the Intercreditor/Agreement Among Lenders, have the sole right, power and authority to provide to each of IPLP and IPMF and any other third parties, all instructions, directions and entitlement orders with respect to the IPLP Interests and the IPMF Interests, respectively, and, thereafter, to direct the disposition of the IPLP Interests and the IPMF Interests, in each case, as to which it then holds a First Priority Lien, all without the consent of or direction from the applicable Grantor.

Section 4.12             Compliance With Laws. Each Grantor shall comply with all requirements of Law applicable to the Collateral.

Section 4.13             Priority of Liens Following Discharge of Senior Obligations. Each Grantor acknowledges and agrees that following the Discharge of Senior Obligations (as defined in the Intercreditor/Agreement Among Lenders) with respect to one or more Secured Parties but not all of the Secured Parties, the remaining Secured Parties will have First Priority Liens in the Priority Collateral of such discharged Secured Party or Secured Parties (subject to the Intercreditor/Agreement Among Lenders).

ARTICLE V

OWNERSHIP AND BUST-UP

Section 5.01             Definitions. As used in this Article V:

(a)               “Beneficial Ownership” means, in respect of any Lender, the “beneficial ownership” (within the meaning of Section 13(d) as defined below) of outstanding IEP Units, without duplication, by such Lender and each of the other Lenders, together with any of its and their Affiliates or other persons subject to aggregation with any such Lender, as the case may be, under Section 13(d) for purposes of “beneficial ownership” or under any Applicable Restriction (as defined below), or by any “group” (within the meaning of Section 13(d)) of which such Lender, is, or is deemed to be, a part (such Lender and any such Affiliates, persons and groups, collectively, the “Lender Group”) (or, to the extent that, as a result of a change in law, regulation or interpretation after the date hereof, the equivalent calculation for purposes of determining status as a beneficial owner under Section 16 of the Exchange Act and the rules and regulations promulgated thereunder results in a different ownership level, such ownership level).

(b)               “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

(c)               “Lender Person” means each Lender or any Lender Group (as defined above) or any person whose ownership position would be aggregated with that of any Lender or any Lender Group.

(d)               “Qualifying Disposition” means a sale, transfer, appropriation or other disposition of Pledged IEP Units:

    (i)                 to any person ((including to the underwriter (or the equivalent) of such offering, which may be a Lender or an Affiliate of a Lender) in a broadly distributed public offering of the Pledged IEP Units that is either registered under the Securities Act or in a transaction that is not required to be registered under the Securities Act;

    (ii)                 effected on any securities exchange;

    (iii)               in one or more block trades or privately negotiated transactions; provided, however, that multiple sales in such transactions to a single person or group resulting in the sale by or on behalf of the Lender Group to such person or group of more than 4.9% of the outstanding IEP Units is prohibited unless and until the provisions of this Article V have been waived in accordance with the provisions of Section 5.05 hereof;

    (iv)               to IEP or any Affiliate thereof; or

    (v)                to the applicable Grantor or an affiliate thereof (as such term is used under the Securities Act).

(e)               “Section 13(d)” means Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(f)                “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the United States Securities and Exchange Commission promulgated thereunder.

Section 5.02             Ownership Limitation.

(a)               Notwithstanding any other provision of any Loan Document or any Collateral Document to the contrary, in no event shall any Lender be entitled to acquire, receive, vote or exercise any other rights of a secured party in respect of any Pledged IEP Units to the extent (but only to the extent) that immediately upon giving effect to such acquisition, receipt or exercise of such rights:

    (i)                the Beneficial Ownership by all of the Lender Persons in the aggregate of IEP Units would be equal to or greater than 4.9% of the number of the total outstanding IEP Units; or

    (ii)               the Lender Persons, in the aggregate, under any U.S. or non-U.S. federal, state or local laws, rules, regulations or regulatory orders or any provisions of the Organization Documents of IEP or any agreement to which any Grantor or any Affiliate thereof or IEP is a party, in each case, applicable to ownership of IEP Units (“Applicable Restrictions”), would own, beneficially own, constructively own, control, hold the power to vote or otherwise meet a relevant definition of ownership in excess of a number of IEP Units equal to: (i) the number of IEP Units that would give rise to any reporting or registration obligation or other requirement (including obtaining prior approval by any Person or entity) of such Lender Person or would result in an adverse effect on such Lender Person under any Applicable Restriction, as determined by such Lender in its reasonable discretion, in each case minus (ii) 0.1% of the number of the total outstanding IEP Units;

each of clauses (i) and (ii) above, an “Ownership Limitation”.

(b)              The inability of any Lender to acquire, receive or exercise rights with respect to any Pledged IEP Units as provided in Section 5.02(a) above at any time as a result of an Ownership Limitation shall not preclude such Lender from taking such action at a later time when no Ownership Limitation is then existing or would result under Section 5.02(a). Notwithstanding any other provision of the Loan Documents or Collateral Documents to the contrary, each Lender Person shall not become the record or beneficial owner, or otherwise have any rights as a holder, of any Pledged IEP Units that a Lender is not entitled to acquire or receive, or exercise any other rights of a secured party in respect of, at any time pursuant to this Ownership Limitation, until such time as the applicable Lender is not prohibited from acquiring, receiving or exercising such rights in respect thereof under this Ownership Limitation, and any such acquisition, receipt or exercise of such rights shall be void and have no effect to the extent (but only to the extent) that such Lender is so prohibited.

Section 5.03             Bust-Up Provision. Notwithstanding any other provision of the Loan Documents or Collateral Documents to the contrary, any sale, transfer or other disposition of Pledged IEP Units by a Lender must be a Qualifying Disposition (other than, for the avoidance of doubt, the release of the applicable Lender’s security interest in the Pledged IEP Units).

Section 5.04             IEP as Third-Party Beneficiary. IEP is an intended third-party beneficiary of this Article V (other than, and subject to, Section 5.05).

Section 5.05             Waivers of Article V. Any or all of the provisions of Sections 5.01, 5.02 and/or 5.03 may be waived upon not less than sixty-one (61) days’ prior written notice to the Borrower and the applicable Grantors if so consented in writing by the Required Lenders (or such other requisite percentage of Lenders then required to enforce and exercise remedies against the Pledged IEP Units under the Amended and Restated Credit Agreement and the Intercreditor/Agreement Among Lenders). Any notice of such waiver shall also be furnished to IEP, but the failure to deliver such notice shall not affect the validity and effectiveness of such waiver.

ARTICLE VI

REMEDIES

Section 6.01             Remedies.

(a)               If any Event of Default shall have occurred and be continuing, each Secured Party may, in each case subject to the Amended and Restated Credit Agreement and the Intercreditor/Agreement Among Lenders, exercise, without any other notice to or demand upon the applicable Grantor, in addition to the other rights and remedies provided for herein or in any other Loan Document or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC or the PPSA (whether or not the UCC or PPSA applies to the affected Collateral) and also may:

(i)                 in the case of any Pledged Collateral as to which it has a Priority Lien, exercise all of the rights and remedies afforded to it under its applicable Collateral Documents;

(ii)              sell or otherwise dispose of the Collateral, at its option, on such terms as such Secured Party may choose without assuming any credit risk and without obligation to advertise, in any event, in a commercially reasonable manner; and

(iii)            exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including without limitation, (A) any and all rights of the Grantors to demand or otherwise require payment of any amount under, or performance of any provision of, the Collateral, (B) in the case of the Administrative Agent, withdraw, or cause or direct the withdrawal of, all funds with respect to the Pledged Collateral Accounts, (C) exercise all other rights and remedies with respect to the Collateral and (D) exercise any and all voting, consensual and other rights with respect to any Pledged Collateral.

(b)               To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by it of any rights hereunder, including the repossession, retention, transfer or sale of the Collateral, except for such claims which are the result of the applicable Secured Party’s gross negligence or willful misconduct. Each Grantor hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling the Collateral and any other security for the Secured Obligations or otherwise. No Secured Party shall be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action with regard thereto. No Secured Party shall be obligated to make any sale of Collateral regardless of notice of sale having been given. Each Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(c)               Notwithstanding any provision to the contrary in any Collateral Document, to the extent required by the Intercreditor/Agreement Among Lenders, if any Event of Default shall have occurred and be continuing, all payments received by any Grantor in respect of the Collateral shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds of such Grantor and shall be forthwith paid over the Administrative Agent for the benefit of the Secured Parties in the same form as so received (with any necessary endorsement).

(d)               Each Secured Party has the right of set off as provided in the Amended and Restated Credit Agreement and each of the Collateral Documents to which it is a party, with Section 10.08 of the Amended and Restated Credit Agreement incorporated by reference herein and made a part hereof (with references to the Borrower therein deemed to be references to the applicable Grantor).

Section 6.02             No Waiver and Cumulative Remedies. No failure on the part of any Secured Party to exercise, no course of dealing with respect to, and no delay on the part of any Secured Party in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall any Secured Party be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law.

Section 6.03             Application of Proceeds. Upon the exercise by any Secured Party of its remedies hereunder, any proceeds received by such Secured Party in respect of any realization upon any Collateral shall be applied, together with any other sums then held by such Secured Party pursuant to this Agreement, in accordance with the Amended and Restated Credit Agreement and the Intercreditor/Agreement Among Lenders. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations including the fees and other charges of any attorneys employed by the Secured Parties to collect such deficiency.

ARTICLE VII

GUARANTY

Section 7.01             Guaranty. Each Guarantor, jointly and severally with the other Guarantors, hereby unconditionally and irrevocably guarantees to each Secured Party the full and prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of the Guaranteed Obligations (as hereafter defined) and the punctual performance of all of the terms contained in the Loan Documents executed by the Borrower in favor of the Secured Parties in connection with the Obligations. This Guaranty is a guaranty of payment and performance and is not merely a guaranty of collection. As used herein, the term “Guaranteed Obligations” means any and all existing and future indebtedness, obligations, and liabilities of every kind, nature and character, direct or indirect, absolute or contingent, liquidated or unliquidated, voluntary or involuntary and whether for principal, interest, premiums, fees indemnities, damages, costs, expenses or otherwise, of the Borrower to any Secured Party (in each case, any of their respective subsidiaries or affiliates and their respective successors and assigns) arising under the Loan Documents (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by any Secured Party and the Administrative Agent in connection with the collection or enforcement thereof). Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities which may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against a Guarantor or the Borrower under the Bankruptcy Code (Title 11, United States Code), any successor statute or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally (collectively, “Debtor Relief Laws”), and shall include interest that accrues after the commencement by or against the Borrower of any proceeding under any Debtor Relief Laws regardless of whether any claim for post-petition interest may or may not be enforceable, allowed or allowable in whole or in part against the Borrower pursuant to Section 506(b) of the Bankruptcy Code or otherwise. Anything contained herein to the contrary notwithstanding, the obligations of each Guarantor hereunder at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code (Title 11, United States Code) or any comparable provisions of any Debtor Relief Laws.

Section 7.02             No Setoff or Deductions; Taxes; Payments.. Each Guarantor shall make all payments hereunder without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless such Guarantor is compelled by law to make such deduction or withholding. If any such obligation (other than one arising with respect to taxes based on or measured by the income or profits of any Secured Party) is imposed upon a Guarantor with respect to any amount payable by it hereunder, such Guarantor will pay to the applicable Secured Party, on the date on which such amount is due and payable hereunder, such additional amount in U.S. dollars as shall be necessary to enable such Secured Party to receive the same net amount which such Secured Party would have received on such due date had no such obligation been imposed upon such Guarantor. Each Guarantor will deliver promptly to the applicable Secured Parties certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Guarantor hereunder. The obligations of each Guarantor under this paragraph shall survive the indefeasible payment in full in cash of the Guaranteed Obligations and termination of this Guaranty.

Section 7.03             Rights of Lenders.. Each Guarantor consents and agrees that each Secured Party may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as such Secured Party in its sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor.

Section 7.04             Certain Waivers.. Each Guarantor waives to the fullest extent permitted by law (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of the Lender) of the liability of the Borrower; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower; (c) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder; (d) any right to require any Secured Party to proceed against the Borrower, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in such Secured Party’s power whatsoever and any defense based upon the doctrines of marshalling of assets or of election of remedies; (e) any benefit of and any right to participate in the Collateral or any security now or hereafter held by any Secured Party; (f) any fact or circumstance related to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty and (g) any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, other than the defense that the Guaranteed Obligations have been fully performed and indefeasibly paid in full in cash.

Each Guarantor expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of any Guarantor under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

Section 7.05             Obligations Independent.. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against any Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party.

Section 7.06             Subrogation.. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and any commitments of the Secured Parties or facilities provided by the Secured Parties with respect to the Guaranteed Obligations are terminated. If any amounts are paid to any Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to Administrative Agent to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

Section 7.07             Termination; Reinstatement.. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and any facilities provided by the Secured Parties with respect to the Guaranteed Obligations are terminated; provided that notwithstanding such termination this Guaranty shall remain in effect as to (i) any Guaranteed Obligation that remains outstanding at the time of such termination (including, without limitation, all renewals, compromises, extensions and modifications of such Guaranteed Obligation) and (ii) any indemnity obligations that arise after such termination by reason of any Guaranteed Obligation that was outstanding at or prior to the time of such termination. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or the Guarantor is made, or any Secured Party exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by a Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not such Secured Party is in possession of or has released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this paragraph shall survive termination of this Guaranty.

Section 7.08              Subordination.. Each Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrower and any other Loan Party owing to such Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrower or any other Loan Party to such Guarantor as subrogee of any Secured Party or resulting from such Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Guaranteed Obligations. If any Secured Party so requests, any such obligation or indebtedness of the Borrower to any Guarantor shall be enforced and performance received by such Guarantor as trustee for such Secured Party and the proceeds thereof shall be paid over to the Administrative Agent on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of such Guarantor under this Guaranty. This Agreement is a subordination agreement within the meaning of Section 510(a) of the Bankruptcy Code.

Section 7.09              Stay of Acceleration.. In the event that acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against any Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantors immediately upon demand by the Administrative Agent or any Secured Party.

Section 7.10             Condition of Borrower.. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other guarantor as such Guarantor requires, and that no Secured Party has any duty, and such Guarantor is not relying on any Secured Party at any time, to disclose to such Guarantor any information relating to the business, operations or financial condition of the Borrower or any other guarantor (the guarantor waiving any duty on the part of any Secured Party to disclose such information and any defense relating to the failure to provide the same).

Section 7.11            Setoff.. If and to the extent any payment is not made when due hereunder, each Secured Party may setoff and charge from time to time any amount so due against any or all of the applicable Guarantor’s accounts or deposits with such Secured Party.

Section 7.12             Limited Liability of Gail Golden.. By executing this Agreement, Gail Golden expressly agrees and consents to the terms and conditions hereof as a Guarantor; provided that nothing contained in this Agreement shall increase or expand her obligations to the Lenders beyond the obligations expressly set forth in her separate agreements of guaranty with the Lenders in effect on the Effective Date.

ARTICLE VIII

MISCELLANEOUS

Section 8.01              Concerning the Administrative Agent.

(a)                Account Collateral. Each Lender hereby acknowledges that the Administrative Agent is acting solely as bailee and agent for perfection (including by Control) with respect to the Account Collateral on behalf of itself and the other Secured Parties and agrees that the Administrative Agent is not acting as collateral agent for or on behalf of itself or any Lender. In acting as bailee and agent for perfection (including by Control) with respect to the Account Collateral, the Administrative Agent shall be entitled to all of the rights, immunities, indemnities and protections afforded to the Administrative Agent under the Amended and Restated Credit Agreement and the Intercreditor/Agreement Among Lenders, and may exercise or refrain from exercising any rights (including making demands and giving notices) and take or refrain from taking any action (including the release, transfer or substitution of the Account Collateral), in accordance with this Agreement and the Loan Documents. The Administrative Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Administrative Agent may resign and a successor Administrative Agent may be appointed in the manner provided in the Amended and Restated Credit Agreement. On the acceptance of appointment as the successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent under this Agreement, and the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Administrative Agent.

(b)               The Administrative Agent shall not have any duties except as expressly specified herein and in the Amended and Restated Credit Agreement and the Intercreditor/Agreement Among Lenders. Those duties are solely of a mechanical and administrative nature. The title of Administrative Agent is not intended to connote any fiduciary or other implied (or express) duties and obligations arising under agency doctrine or any applicable law and all such duties or obligations are hereby expressly waived.

(c)                Each Lender and Grantor agrees that the Administrative Agent is not acting as calculation agent on behalf of any Lender or any Grantor and it shall not be responsible or liable in any manner whatsoever for calculation, determination and/or verification of the allocations, applications or distributions of amounts held in or credited to any Pledged Collateral Accounts from time to time.

(d)               The Administrative Agent shall not be under any liability for interest on any money received by it to be held in or credited to any Pledged Collateral Account except as otherwise agreed upon in writing by the Administrative Agent and the Borrower.

Section 8.02             Administrative Agent’s Fees and Expenses.

(a)               The parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder and indemnity for its actions in connection herewith as and to the extent provided in Sections 10.04 of the Amended and Restated Credit Agreement as if such section was set out in full herein and references to “the Borrower” therein were references to each Grantor.

(b)               Any such amounts payable as provided under clause (a) above shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 8.02(b) shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby or the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 8.02(b) shall be payable within the time period specified in Section 10.04(e) of the Amended and Restated Credit Agreement.

Section 8.03             Power of Attorney. Each Grantor hereby appoints the Secured Party/ies then holding a First Priority Lien over Priority Collateral of such Grantor as its attorney-in-fact, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, or otherwise, from time to time during the existence of an Event of Default, in such Secured Party’s discretion to take any action and to execute any instrument in accordance with the terms of the Amended and Restated Credit Agreement, the Intercreditor/Agreement Among Lenders and the other Loan Documents which such Secured Party may deem necessary or advisable to accomplish the purposes hereof (but no Secured Party shall be obligated to or shall have any liability to any Grantor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Grantor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.

Section 8.04             Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) be binding upon each Grantor, its respective successors and assigns and (b) inure, together with the rights and remedies of each Secured Party hereunder, to the benefit of each Secured Party and its respective permitted successors, transferees and assigns and its respective officers, directors, employees, affiliates, agents, advisors and controlling Persons.

Section 8.05             Termination and Release.

(a)               At such time as the Term Loans and the other Secured Obligations shall have been are indefeasibly paid in full in cash (other than contingent indemnification obligations in which no claim has been made or is reasonably foreseeable), the Collateral shall be released from the Liens created hereby (but not from the Liens created by any other Collateral Documents unless such Collateral Document so specifies), and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Secured Parties and the Grantors hereunder shall terminate, all without delivery of any instrument or any further action by any party, and all rights to the Collateral shall revert to each Secured Party under its applicable Collateral Documents, or, if such Collateral is released thereunder, to the applicable Grantor. At the request and sole expense of the applicable Grantor following any such termination permitted hereunder, the releasing Secured Party shall deliver to such Grantor any Collateral held by such Secured Party hereunder and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b)               If any of the Pledged Collateral shall be redeemed, liquidated, sold, transferred or otherwise disposed of by a Grantor in a transaction permitted by the Amended and Restated Credit Agreement and the Intercreditor/Agreement Among Lenders as to which such Grantor has complied with all requirements of the Amended and Restated Credit Agreement and the Intercreditor/Agreement Among Lenders pertaining thereto, then the Lien created pursuant to this Agreement in such Collateral shall be released, and the applicable Secured Parties, at the request and sole expense of the applicable Grantor, shall execute and deliver to such Grantor all releases and other documents requested by such Grantor for the release of the Lien created hereby on such Collateral.

Section 8.06             Modification in Writing. None of the terms or provisions of this Agreement may be amended, modified, supplemented, terminated or waived, and no consent to any departure by any Grantor therefrom shall be effective, except by a written instrument signed by the Administrative Agent, the other Secured Parties and the applicable Grantors in accordance with the terms of the Amended and Restated Credit Agreement. Any amendment, modification or supplement of any provision hereof, any waiver of any provision hereof and any consent to any departure by any Grantor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given.

Section 8.07             Notices. Unless otherwise provided herein, any notice or other communication required or permitted to be given under this Agreement shall be in writing and shall be given in the manner and become effective as set forth in the Amended and Restated Credit Agreement, and, as to any Grantor, addressed to it at the address of the Borrower set forth in the Amended and Restated Credit Agreement and as to any Secured Party, addressed to it at the address set forth in the Amended and Restated Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party.

Section 8.08             Indemnity and Expenses.

(a)               Each Grantor agrees that the exculpatory, indemnification and expense reimbursement provisions of each of the Collateral Documents to which it is a party shall apply to each Secured Party and its Related Parties to the same extent as they apply to the Secured Party that is party thereto.

(b)               In addition to the foregoing, each Grantor hereby agrees to indemnify and hold harmless each Secured Party (and any sub-agent thereof) and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) from any losses, damages, liabilities, claims and related expenses (including the fees and expenses of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including such Grantor or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with or resulting from this Agreement (including, without limitation, enforcement of this Agreement) or any failure of any Secured Obligations to be the legal, valid, and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms, whether brought by a third party or by any Grantor or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)               To the fullest extent permitted by applicable law, each Grantor hereby agrees not to assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby or the transactions contemplated hereby.

(d)               Each Grantor shall also pay the amount of any and all documentary stamp taxes in the State of Florida which may become payable as a result of any transaction contemplated by this Agreement (including the execution hereof or the granting, filing or perfection of any security interest). All such costs and expenses are for the account of the applicable Grantor.

(e)               All amounts due under this Section 8.08 shall be payable not later than ten(10)  Business Days after demand therefor, shall constitute Secured Obligations and shall bear interest until paid at a rate per annum equal to the highest rate per annum at which interest would then be payable on any past due Term Loan of the applicable Tranche under the Amended and Restated Credit Agreement.

(f)                Without prejudice to the survival of any other agreement of the Grantors under this Agreement or any other Loan Documents, the agreements and obligations of the Grantors contained in this Section 8.08 shall survive termination of the Loan Documents and the indefeasible payment in full in cash of the Secured Obligations and all other amounts payable under this Agreement.

Section 8.09             Governing Law, Consent to Jurisdiction and Waiver of Jury Trial.

(a)               This Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the State of New York: provided that with respect to any Collateral which constitutes investment property (as defined in the PPSA) located in Canada or deposited in an account maintained by, or otherwise held by, a securities intermediary (as defined in the PPSA) whose jurisdiction is in Canada, this Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.

(b)               EACH GRANTOR, GUARANTOR AND SECURED PARTY IRREVOCABLY AND VOLUNTARILY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM (AS DEFINED IN THE LOAN AGREEMENT). THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

(c)               The other provisions of Sections 10.13(a) (Submission to Jurisdiction), 10.13(b) (Waiver of Venue) and 10.13(c) (Service of Process) of the Amended and Restated Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.

Section 8.10             Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.

Section 8.11             Counterparts; Integration; Effectiveness. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all taken together shall constitute a single contract. This Agreement and the other Loan Documents, constitute the entire contract among the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. This Agreement shall become effective when it shall have been executed by each Secured Party and when the Secured Parties shall have received counterparts hereof signed by each Grantor and each Guarantor. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 8.12             No Release; Grantors Remain Liable.

(a)               Each Grantor hereby agrees that this Agreement and the Secured Obligations, shall remain in full force and effect at all times hereinafter until paid and/or performed in full notwithstanding any action or undertakings by, or against, any Secured Party, any Grantor and/or concerning any Collateral in any proceeding, including, without limitation, any proceeding relating to valuation of collateral, election or imposition of secured or unsecured claim status upon claims by any Secured Party, pursuant to any provision under any Debtor Relief Law.

(b)               This Agreement has been executed and delivered to the Secured Parties for collateral purposes, and constitutes an assignment and pledge of the rights of the Grantors with respect to the Collateral and does not constitute an assignment of or a delegation of any duties or obligations of any Grantor with respect thereto. Each Grantor shall continue to be responsible to perform all of its respective obligations with respect to IPLP Interests, IPMF Interests and the other Collateral pledged pursuant to this Agreement. Each Grantor acknowledges and agrees that no Secured Party by its acceptance of this Agreement, undertakes to perform or discharge, and each Grantor acknowledges and agrees that no Secured Party shall be responsible or liable for the performance or discharge, of any duties or responsibilities with respect to the Collateral, and any such assumption or undertaking by any Secured Party is hereby expressly disclaimed by each Grantor. The obligations of each Grantor contained in this Section 8.12 shall survive the termination hereof and the discharge of such Grantor’s other obligations under this Agreement, the Amended and Restated Credit Agreement and the other Loan Documents.

Section 8.13             Assignments. Except in accordance with Section 10.06(a) of the Amended and Restated Credit Agreement, no Grantor or Guarantor may assign or otherwise transfer its rights or obligations under this Agreement or with respect to the Collateral without the prior written consent of the Administrative Agent and each Secured Party and any attempted assignment or transfer without such consent shall be null and void. Without limiting the generality of the immediately preceding sentence, each Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of Section 10.06 of the Amended and Restated Credit Agreement.

Section 8.14             Continued Enforcement of this Agreement. Except as set forth in the remainder of this Section 8.14, each Secured Party agrees that upon the indefeasible payment in full in cash of the Secured Obligations, all obligations of Grantors and Guarantors set forth in this Agreement shall terminate. Notwithstanding the preceding sentence, if, after receipt of any payment of all or any part of the Secured Obligations secured by this Agreement, any Secured Party is compelled to surrender such payment to any person or entity as a result of a determination that such payment is void or voidable as a preference or fraudulent conveyance, an impermissible setoff, or a diversion of trust funds, then this Agreement shall continue in full force and effect or be reinstated, as the case may be, and the Grantors shall be liable for, and shall indemnify, defend and hold harmless the applicable Secured Party/ies with respect to the full amount so surrendered. The provisions of the preceding sentence shall survive the cancellation or termination of the Notes, this Agreement and the other Loan Documents, and shall remain effective notwithstanding the payment of the Secured Obligations, the release of any security interest, lien or encumbrance securing the Notes or any other action which any Secured Party may have taken in reliance upon its receipt of such payment. Any cancellation, release or other such action shall be deemed to have been conditioned upon payment of the Secured Obligations and such payment having become final and irrevocable.

Section 8.15             Endorsement of Partnership. By taking the IPLP Interests and the IPMF Interests as Pledged Collateral, no Secured Party is in any way endorsing either IPLP or IPMF as an investment. The Grantors bear all risk for decline in value of IMLP and IPMF.

Section 8.16             Additional Collateral; Additional Guarantors and Grantors. Pursuant to Section 6.15 of the Amended and Restated Credit Agreement, an existing Grantor may be required to grant a Lien over Additional Collateral to secure the Secured Obligations, or one or more Affiliates of the Borrower may be required to enter into this Agreement as Grantors and Guarantors. Upon execution and delivery by such Person and each Secured Party of a Guaranty and Security Agreement Supplement in the form of Exhibit A hereto, the Additional Collateral identified therein shall constitute Collateral under this Agreement, and if applicable, such Person shall become a Grantor and a Guarantor hereunder with the same force and effect as if originally named as a Grantor and a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor or Guarantor. The rights and obligations of each Grantor and Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any Additional Collateral, or if applicable, any new Grantor and Guarantor as a party to this Agreement.

Section 8.17             Security Interest Absolute. Each Grantor hereby waives demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description. All obligations of the Grantors hereunder shall be absolute and unconditional irrespective of:

(a)                any illegality or lack of validity or enforceability of any Secured Obligation or any Loan Document or any related agreement or instrument;

(b)               any change in the time, place or manner of payment of, or in any other term of, the Secured Obligations or any other obligation of any Loan Party under any Loan Document, or any rescission, waiver, amendment or other modification of any Loan Document or any other agreement, including any increase in the Secured Obligations resulting from any extension of additional credit or otherwise;

(c)               any taking, exchange, substitution, release, impairment or non-perfection of any Collateral, or any taking, release, impairment, amendment, waiver or other modification of any guaranty, for the Secured Obligations;

(d)               any manner of sale, disposition or application of proceeds of any Collateral or any other collateral or other assets to all or part of the Secured Obligations;

(e)               any default, failure or delay in the performance of the Secured Obligations;

(f)                any change, restructuring or termination of the corporate structure, ownership or existence of any Loan Party or any of its Subsidiaries or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any Grantor, or their respective assets or any resulting release or discharge of any Secured Obligations;

(g)               any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party; each Grantor waiving any duty of the Secured Parties to disclose such information;

(h)               the release or reduction of liability of any Grantor or other grantor or surety with respect to the Secured Obligations;

(i)                 the failure of any Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(j)                 any defense, set-off or counterclaim (other than a defense of payment or performance) that may at any time be available to, or be asserted by, any Loan Party against any Secured Party; or

(k)               any other circumstance (including, without limitation, any statute of limitations) or manner of administering the Term Loans or any existence of or reliance on any representation by any Secured Party that might vary the risk of any Grantor or otherwise operate as a defense available to, or a legal or equitable discharge of, any Loan Party or any other guarantor or surety.

Section 8.18             Intercreditor/Agreement Among Lenders.

(a)               Notwithstanding anything herein to the contrary, the Liens granted to the Secured Parties under this Agreement and the exercise of the rights and remedies of the Secured Parties hereunder and under any other Collateral Document are subject to the provisions of the Intercreditor/Agreement Among Lenders. In the event of any conflict between the terms of the Intercreditor/Agreement Among Lenders and this Agreement or any other Collateral Document, the terms of the Intercreditor/Agreement Among Lenders shall govern and control.

(b)               Notwithstanding anything to the contrary herein but subject to the Intercreditor/Agreement Among Lenders, in the event the Collateral Documents of a particular Secured Party provide for the grant of a security interest or pledge over the assets of any Grantor and such assets do not otherwise constitute Collateral under this Agreement or any other Loan Document for the Secured Obligations of the other Secured Parties, such Grantor shall (i) promptly grant a security interest in or pledge such assets to secure the Secured Obligations of the other Secured Parties, (ii) promptly take any actions necessary to perfect such security interest or pledge to the extent set forth in this Agreement and the applicable Collateral Documents and (iii) take all other steps reasonably requested by the affected Secured Parties in connection with the foregoing.

[SIGNATURE PAGES FOLLOW]

BANK OF AMERICA, N.A.,
as Administrative Agent and Lender

By:	/s/ Jane R. Heller
Name:	Jane R. Heller
Title:	Managing Director

[Signature Page to Omnibus Guarantee and Security Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

BANK OF MONTREAL, as Lender

By:	/s/ Jeffrey Kim
Name: Jeffrey Kim
Title: Head, Banking, Sales and Distribution

By:	/s/ Michael E. Kay
Name: Michael E. Kay
Title: Senior Private Banker - Ultra High Net Worth Clients

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ David Addison
Name: David Addison
Title: Director

By:	/s/ Joshua Frank
Name: Joshua Frank
Title: Managing Director

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MORGAN STANLEY PRIVATE BANK, NATIONAL ASSOCATION, as Lender

By:	/s/ Patrick Howard
Name: Patrick Howard
Title: Authorized Signatory

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

M&T BANK, as Lender

By:	/s/ Rohit Malhotra
Name: Rohit Malhotra
Title: SVP

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CARL C. ICAHN, individually, as Borrower and Grantor

By:	/s/ Carl C. Icahn
Name: Carl C. Icahn

GAIL GOLDEN, individually, as Guarantor

By:	/s/ Gail Golden
Name: Gail Golden

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

CARL C. ICAHN, individually, as Borrower and Grantor

By:	/s/ Carl C. Icahn
Name: Carl C. Icahn

GAIL GOLDEN, individually, as Grantor

By:	/s/ Gail Golden
Name: Gail Golden

ACF INDUSTRIES HOLDING LLC, as Guarantor

By: Highcrest Investors, LLC, its sole member
By: Starfire Holding Corporation, its sole member

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

BLOMMA HOLDING LLC, as Grantor and Guarantor

By: Koala Holding LP, sole member
By: Barberry Corp., General Partner

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

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CCI ONSHORE LLC, as Grantor and Guarantor

By: High Coast Limited Partnership, its sole member
By: Little Meadow Corp., its general partner

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

HIGH COAST LIMITED PARTNERSHIP, as Grantor and Guarantor

By: Little Meadow Corp., its general partner

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

HIGH RIVER LIMITED PARTNERSHIP, as Guarantor

By: Barberry Corp., its General Partner

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

KOALA HOLDING LIMITED PARTNERSHIP, as Grantor and Guarantor

By: Barberry Corp., its General Partner

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

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KOALA SUB A LLC, as Grantor and Guarantor

By: Koala Sub LLC, its sole member
By: Koala Holding LP, its sole member
By: Barberry Corp., its general partner

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

KOALA SUB B LLC, as Grantor and Guarantor

By: Koala Sub LLC, its sole member
By: Koala Holding LP, its sole member
By: Barberry Corp., its general partner

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

KOALA SUB C LLC, as Grantor and Guarantor

By: Koala Sub LLC, its sole member
By: Koala Holding LP, its sole member
By: Barberry Corp., its general partner

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

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KOALA SUB D LLC, as Grantor and Guarantor

By: Koala Sub LLC, its sole member
By: Koala Holding LP, its sole member
By: Barberry Corp., its general partner

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

KOALA SUB E LLC, as Grantor and Guarantor

By: Koala Sub LLC, its sole member
By: Koala Holding LP, its sole member
By: Barberry Corp., its general partner

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

KOALA SUB LLC, as Grantor and Guarantor

By: Koala Holding LP, sole member
By: Barberry Corp., General Partner

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

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STARFIRE HOLDING CORPORATION, as Guarantor

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

ARROWHEAD HOLDING CORP., as Guarantor

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

BARBERRY CORP., as Guarantor

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

BARBERRY SUB LLC, as Guarantor

By: Barberry Corp., as a member

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

CHARTER LLC, as Guarantor

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

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GASCON PARTNERS, as Grantor and Guarantor

By: Little Meadow Corp., its Managing General Partner

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

HAMPTONS RESIDENCE LLC, as Guarantor

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

HAMPTONS RESIDENCE II LLC, as Guarantor

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

HIGHCREST INVESTORS LLC, as Grantor and Guarantor

By: Starfire Holding Corporation., its managing member

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

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KOALA SUB II LLC, as Guarantor

By: Koala Holding Limited Partnership, its sole member
By: Barberry Corp., its general partner

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

KOALA SUB III LLC, as Guarantor

By: Koala Holding Limited Partnership, its sole member
By: Barberry Corp., its general partner

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

KOALA SUB IV LLC, as Guarantor

By: Koala Holding Limited Partnership, its sole member
By: Barberry Corp., its general partner

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

LITTLE MEADOW CORP., as Guarantor

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

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MODAL LLC, as Guarantor

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

PENTHOUSE RESIDENCE LLC, as Guarantor

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

THORNWOOD ASSOCIATES LIMITED PARTNERSHIP, as Grantor or Guarantor

By: Barberry Corp., as general partner

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

VOLTARI LLC, as Guarantor

By: Starfire Holding Corporation, member

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

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VOLTARI OPERATING LLC, as Guarantor

By: Voltari LLC, member

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

VOLTARI REAL ESTATE HOLDING LLC, as Guarantor

By: Voltari LLC, member

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

XOHF LLC, as Guarantor

By: XO Holdings, a member
By: Starfire Holding Corporation, a partner

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

By: Barberry Sub LLC, partner
By: Icahn Institutional Services LLC, managing member
By: Little Meadow Corp., managing member

By:	/s/ Rowella Asuncion-Gumabong
Name:	Rowella Asuncion-Gumabong
Title:	Vice President

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ACKNOWLEDGMENTS

STATE OF NEW YORK	)
ss:
COUNTY OF SUFFOLK	)

On the 8 day of July, in the year 2023 before me, the undersigned, personally appeared CARL C. ICAHN, personally known to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf which the individual acted, executed the instrument.

/s/ Zhanna Rohalska
Signature and Office of Individual taking acknowledgment

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ACKNOWLEDGMENTS

STATE OF NEW YORK	)
:ss.:
COUNTY OF SUFFOLK	)

On the 8 day of July in the year 2023 before me, the undersigned, personally appeared GAIL GOLDEN, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Zhanna Rohalska
Signature and Office of Individual taking acknowledgment

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